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                                   EXHIBIT 21
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                        FIFTH THIRD BANCORP SUBSIDIARIES

                                                                     Jurisdiction
                                                                          of
Name                                                                 Incorporation
----                                                                 -------------
Fifth Third Bank                                                        Ohio

         The Fifth Third Company                                        Ohio

         The Fifth Third Leasing Company                                Ohio

             Fifth Third Auto Leasing Trust                             Delaware

         Fifth Third Securities, Inc.                                   Ohio

         Midwest Payment Systems, Inc.                                  Ohio

         Fifth Third International Company                              Kentucky

             Fifth Third Trade Services Limited                         Hong Kong

         Fifth Third/W. Lyman Case & Company                            Ohio

Fifth Third Bank, Kentucky, Inc.                                        Kentucky

Fifth Third Bank, Northern Kentucky, Inc.                               Kentucky

Fifth Third Bank, Central Ohio                                          Ohio

         Fidelity Calvin Corporation                                    Ohio

         American Home Foundation                                       Ohio

Fifth Third Bank, Northwestern Ohio, National Association               Federal

         Fifth Third Mortgage Insurance/Reinsurance Company             Vermont

         Fifth Third Insurance Agency, Inc.                             Ohio

Fifth Third Bank, Ohio Valley                                           Ohio

Fifth Third Bank, Western Ohio                                          Ohio

         Fifth Third Mortgage Company                                   Ohio

         CF Property Management Company                                 Ohio

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
Fifth Third Bank, Indiana                                               Indiana

Fifth Third Bank, Southwest, F.S.B.                                     Federal

         Calvin Securities, Incorporated                                Arizona

Fifth Third Bank, Florida                                               Florida

Fifth Third Community Development Company                               Ohio

Fifth Third Investment Company                                          Ohio

Fountain Square Insurance Company                                       Arizona

Heartland Capital Management, Inc.                                      Indiana

Fifth Third/The Ohio Company                                            Ohio

State Savings Mortgage Company                                          Ohio

Calvin Hotel Co.                                                        Arizona